General Compliance Policies for Trust & Adviser

Section 7:	Disclosures, Filings, and Reporting

7Ha.	John Hancock Funds Proxy Voting Procedures
Version Effective Date 1 01-01-2012 Versions prior to 01-01-2012 available from the CCO’s Office upon request.

7Ha. John Hancock Funds Proxy Voting Procedures

General

The Board of Trustees (the “Board”) of each registered investment company in the John Hancock family of funds listed on Schedule A (collectively, the “Trust”), including a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust (the “Independent Trustees”), adopts these proxy voting policies and procedures.

Each fund of the Trust or any other registered investment company (or series thereof) (each, a “fund”) is required to disclose its proxy voting policies and procedures in its registration statement and, pursuant to Rule 30b1-4 under the 1940 Act, file annually with the Securities and Exchange Commission and make available to shareholders its actual proxy voting record. In this regard, the Trust Policy is set forth below.

Delegation of Proxy Voting Responsibilities

It is the policy of the Trust to delegate the responsibility for voting proxies relating to portfolio securities held by a fund to the fund’s investment adviser (“adviser”) or, if the fund’s adviser has delegated portfolio management responsibilities to one or more investment sub-adviser(s), to the fund’s sub-adviser(s), subject to the Board’s continued oversight. The sub-adviser for each fund shall vote all proxies relating to securities held by each fund and in that connection, and subject to any further policies and procedures contained herein, shall use proxy voting policies and procedures adopted by each sub-adviser in conformance with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Except as noted below under Material Conflicts of Interest, the Trust Policy with respect to a fund shall incorporate that adopted by the fund’s sub-adviser with respect to voting proxies held by its clients (the “Sub-adviser Policy”). Each Sub-adviser Policy, as it may be amended from time to time, is hereby incorporated by reference into the Trust Policy. Each sub-adviser to a fund is directed to comply with these policies and procedures in voting proxies relating to portfolio securities held by a fund, subject to oversight by the fund’s adviser and by the Board. Each adviser to a fund retains the responsibility, and is directed, to oversee each sub-adviser’s compliance with these policies and procedures, and to adopt and implement such additional policies and procedures as it deems necessary or appropriate to discharge its oversight responsibility. Additionally, the Trust’s Chief Compliance Officer (“CCO”) shall conduct such monitoring and supervisory activities as the CCO or the Board deems necessary or appropriate in order to appropriately discharge the CCO’s role in overseeing the sub-advisers’ compliance with these policies and procedures.

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the funds is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

Voting Proxies of Underlying Funds of a Fund of Funds

A.  Where the Fund of Funds is not the Sole Shareholder of the Underlying Fund

With respect to voting proxies relating to the shares of an underlying fund (an “Underlying Fund”) held by a fund of the Trust operating as a fund of funds (a “Fund of Funds”) in reliance on Section 12(d)(1)(G) of the 1940 Act where the Underlying Fund has shareholders other than the Fund of Funds which are not other Fund of Funds, the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the vote of all other holders of such Underlying Fund shares.

B.   Where the Fund of Funds is the Sole Shareholder of the Underlying Fund

In the event that one or more Funds of Funds are the sole shareholders of an Underlying Fund, the adviser to the Fund of Funds or the Trust will vote proxies relating to the shares of the Underlying Fund as set forth below unless the Board elects to have the Fund of Funds seek voting instructions from the shareholders of the Funds of Funds in which case the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the instructions timely received from such shareholders.

7Ha. John Hancock Funds Proxy Voting Procedures

1.    Where Both the Underlying Fund and the Fund of Funds are Voting on Substantially Identical Proposals

In the event that the Underlying Fund and the Fund of Funds are voting on substantially identical proposals (the “Substantially Identical Proposal”), then the adviser or the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the vote of the shareholders of the Fund of Funds on the Substantially Identical Proposal.

2.    Where the Underlying Fund is Voting on a Proposal that is Not Being Voted on By the Fund of Funds

(a)    Where there is No Material Conflict of Interest Between the Interests of the Shareholders of the Underlying Fund and the Adviser Relating to the Proposal

In the event that the Fund of Funds is voting on a proposal of the Underlying Fund and the Fund of Funds is not also voting on a substantially identical proposal and there is no material conflict of interest between the interests of the shareholders of the Underlying Fund and the adviser relating to the Proposal, then the adviser will vote proxies relating to the shares of the Underlying Fund pursuant to its Proxy Voting Procedures.

(b)    Where there is a Material Conflict of Interest Between the Interests of the Shareholders of the Underlying Fund and the Adviser Relating to the Proposal

In the event that the Fund of Funds is voting on a proposal of the Underlying Fund and the Fund of Funds is not also voting on a substantially identical proposal and there is a material conflict of interest between the interests of the shareholders of the Underlying Fund and the adviser relating to the Proposal, then the Fund of Funds will seek voting instructions from the shareholders of the Fund of Funds on the proposal and will vote proxies relating to shares of the Underlying Fund in the same proportion as the instructions timely received from such shareholders. A material conflict is generally defined as a proposal involving a matter in which the adviser or one of its affiliates has a material economic interest.

Material Conflicts of Interest

If: (1) a sub-adviser to a fund becomes aware that a vote presents a material conflict between the interests of: (a) shareholders of the fund; and (b) the fund’s adviser, sub-adviser, principal underwriter, or any of their affiliated persons, and (2) the sub-adviser does not propose to vote on the particular issue in the manner prescribed by its Sub-adviser Policy or the material conflict of interest procedures set forth in its Sub-adviser Policy are otherwise triggered, then the sub-adviser will follow the material conflict of interest procedures set forth in its Sub-adviser Policy when voting such proxies.

If a Sub-adviser Policy provides that in the case of a material conflict of interest between fund shareholders and another party, the sub-adviser will ask the Board to provide voting instructions, the sub-adviser shall vote the proxies, in its discretion, as recommended by an independent third party, in the manner prescribed by its Sub-adviser Policy or abstain from voting the proxies.

Securities Lending Program

Certain of the funds participate in a securities lending program with the Trust through an agent lender. When a fund’s securities are out on loan, they are transferred into the borrower’s name and are voted by the borrower, in its discretion. Where a sub-adviser determines, however, that a proxy vote (or other shareholder action) is materially important to the client’s account, the sub-adviser should request that the agent recall the security prior to the record date to allow the sub-adviser to vote the securities.

Disclosure of Proxy Voting Policies and Procedures in the Trust’s Statement of Additional Information (“SAI”)

The Trust shall include in its SAI a summary of the Trust Policy and of the Sub-adviser Policy included

7Ha. John Hancock Funds Proxy Voting Procedures

therein. (In lieu of including a summary of these policies and procedures, the Trust may include each full Trust Policy and Sub-adviser Policy in the SAI.)

Disclosure of Proxy Voting Policies and Procedures in Annual and Semi-Annual Shareholder Reports

The Trust shall disclose in its annual and semi-annual shareholder reports that a description of the Trust Policy, including the Sub-adviser Policy, and the Trust’s proxy voting record for the most recent 12 months ended June 30 are available on the Securities and Exchange Commission’s (“SEC”) website, and without charge, upon request, by calling a specified toll-free telephone number. The Trust will send these documents within three business days of receipt of a request, by first-class mail or other means designed to ensure equally prompt delivery.

Filing of Proxy Voting Record on Form N-PX

The Trust will annually file its complete proxy voting record with the SEC on Form N-PX. The Form N-PX shall be filed for the twelve months ended June 30 no later than August 31 of that year.

Procedure

7Ha. John Hancock Funds Proxy Voting Procedures

Review of Sub-advisers’ Proxy Voting

The Trust has delegated proxy voting authority with respect to fund portfolio securities in accordance with the Trust Policy, as set forth above.

Consistent with this delegation, each sub-adviser is responsible for the following:

  Implementing written policies and procedures, in compliance with Rule 206(4)-6 under the Advisers Act, reasonably designed to ensure that the sub-adviser votes portfolio securities in the best interest of shareholders of the Trust.
  Providing the adviser with a copy and description of the Sub-adviser Policy prior to being approved by the Board as a sub-adviser, accompanied by a certification that represents that the Sub-adviser Policy has been adopted in conformance with Rule 206(4)-6 under the Advisers Act. Thereafter, providing the adviser with notice of any amendment or revision to that Sub-adviser Policy or with a description thereof. The adviser is required to report all material changes to a Sub-adviser Policy quarterly to the Board. The CCO’s annual written compliance report to the Board will contain a summary of the material changes to each Sub-adviser Policy during the period covered by the report.
  Providing the adviser with a quarterly certification indicating that the sub-adviser did vote proxies of the funds and that the proxy votes were executed in a manner consistent with the Sub-adviser Policy. If the sub-adviser voted any proxies in a manner inconsistent with the Sub-adviser Policy, the sub-adviser will provide the adviser with a report detailing the exceptions.

Adviser Responsibilities

The Trust has retained a proxy voting service to coordinate, collect, and maintain all proxy-related information, and to prepare and file the Trust’s reports on Form N-PX with the SEC.

The adviser, in accordance with its general oversight responsibilities, will periodically review the voting records maintained by the proxy voting service in accordance with the following procedures:

  Receive a file with the proxy voting information directly from each sub-adviser on a quarterly basis.
  Select a sample of proxy votes from the files submitted by the sub-advisers and compare them against the proxy voting service files for accuracy of the votes.
  Deliver instructions to shareholders on how to access proxy voting information via the Trust’s semi-annual and annual shareholder reports.

Proxy Voting Service Responsibilities

Aggregation of Votes:

The proxy voting service’s proxy disclosure system will collect fund-specific and/or account-level voting records, including votes cast by multiple sub-advisers or third party voting services.

Reporting:

The proxy voting service’s proxy disclosure system will provide the following reporting features:

  multiple report export options;
  report customization by fund-account, portfolio manager, security, etc.; and
  account details available for vote auditing.

Form N-PX Preparation and Filing:

The adviser will be responsible for oversight and completion of the filing of the Trust’s reports on Form N-PX with the SEC. The proxy voting service will prepare the EDGAR version of Form N-PX and will submit it to the adviser for review and approval prior to filing with the SEC. The proxy voting service will file Form N-PX for each twelve-month period ending on June 30. The filing must be submitted to the SEC on or before August 31 of each year.

Schedule A

Adoption Schedule

Name of Trust	Adopted
John Hancock Variable Insurance Trust	09/28/2007
John Hancock Funds II	09/28/2007
John Hancock Funds III	09/11/2007
John Hancock Bond Trust	09/11/2007
John Hancock California Tax-Free Income Fund	09/11/2007
John Hancock Capital Series	09/11/2007
John Hancock Current Interest	09/11/2007
John Hancock Equity Trust	09/11/2007
John Hancock Investment Trust	09/11/2007
John Hancock Investment Trust II	09/11/2007
John Hancock Investment Trust III	09/11/2007
John Hancock Municipal Securities Trust	09/11/2007
John Hancock Series Trust	09/11/2007
John Hancock Sovereign Bond Fund	09/11/2007
John Hancock Strategic Series	09/11/2007
John Hancock Tax-Exempt Series	09/11/2007
John Hancock World Fund	09/11/2007
John Hancock Preferred Income Fund	09/11/2007
John Hancock Preferred Income Fund II	09/11/2007
John Hancock Preferred Income Fund III	09/11/2007
John Hancock Patriot Premium Dividend Fund II	09/11/2007
John Hancock Bank & Thrift Opportunity Fund	09/11/2007
John Hancock Income Securities Trust	09/11/2007
John Hancock Investors Trust	09/11/2007
John Hancock Tax-Advantaged Dividend Income Fund	09/11/2007
John Hancock Tax-Advantaged Global Shareholder Yield Fund	09/11/2007

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